EXHIBIT 32

CERTIFICATION WITH RESPECT TO QUARTERLY REPORT OF

LANDRY’S RESTAURANTS, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Landry’s Restaurants, Inc. (the “Company”), does hereby certify to such officer’s knowledge that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-Q.

Dated: November 9, 2007

/s/ Tilman J. Fertitta
Tilman J. Fertitta
Chairman of the Board, President and Chief Executive Officer

/s/ Rick H. Liem
Rick H. Liem
Executive Vice President and Chief Financial Officer

[The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601 (b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Sections 1350, Chapter 63 of the Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.]